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                                                                    EXHIBIT 23.6


                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Harbinger Corporation:


We consent to the use of our report dated June 11, 1996 relating to the balance sheet of INOVIS GmbH & Co. computergestuzte Informationssysteme as of December 31, 1995 and the related statements of operations and accumulated deficit, partners' equity, and cash flows for the year then ended included in Harbinger Corporation's Form 8-K/A Amendment No. 1 filed on July 1, 1996 and incorporated by reference in the Form S-4 registration statement of Harbinger Corporation and to the reference to our firm under the heading "Experts" in the Prospectus.



                                          KPMG Deutsche Treuhand-Gesellschaft AG


Germany
October 28, 1997